Exhibit 99(n)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of
Steben Select Multi-Strategy Fund:

We consent to the use of our report dated May 26, 2017 on the financial statements of Steben Select Multi-Strategy Fund, incorporated by reference herein, and to the references to our Firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm and Legal Counsel” in the Statement of Additional Information.

/s/ KPMG LLP

Columbus, Ohio
July 26, 2017